UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

_____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 22 2017, Northern Power Systems Corp (“Northern” or the “Company”) entered into a Lease Agreement (the “Lease”) with Malone 29 Pitman Road Properties, LLC, a Vermont Limited Liability Company (“Landlord”), for a certain premises consisting of a total of approximately 115,000 square feet of space in a building located at 29 Pitman Road, Bare, VT (the “Premises”). Under the Lease, the Company is leasing 61,600 square feet of the Premises to serve as a manufacturing and office site. The Lease term will commence on August 1, 2017 and expires July 31, 2020, unless earlier terminated, with an option to extend the Lease term for a single, three-year period. Pursuant to the terms of the Lease, the monthly base rent will be $25,666.67, subject to modest annual increases. In addition to rent, the Company agreed to pay a portion of the taxes and certain utility, maintenance and other operating costs paid or accrued in connection with the operation of the property. The Lease includes customary provisions providing for late fees for unpaid rent, Landlord access to the property, insurance obligations and events of default.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of each of which are attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is furnished as part of this Report:

Exhibit No.	Description

10.1	Lease, dated June 22, 2017 between Northern Power Systems Corp and Malone 29 Pitman Road Properties, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: June 23, 2017	By:	/s/ Ciel R. Caldwell
	Name:	Ciel R. Caldwell
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease, dated June 22, 2017 between Northern Power Systems Corp and Malone 29 Pitman Road Properties, LLC